Subsidiaries as of 12/31/07	EXHIBIT 21.1
4th Wall Management LLC (Minnesota)
ACMI Asia Inc. (Washington)
Adventure Vending Inc. (Washington)

CellCards LLC (Delaware)
CellCards of Delaware, LLC (Delaware)
CellCards of Illinois, LLC (Illinois)
Coin-Op Factory Inc. (California)
Coinstar Entertainment Services, Inc. (Delaware)
Coinstar E-Payment Services Inc. (Kansas)
Coinstar E-Payment Services Limited (United Kingdom)

Coinstar International, Inc. (Delaware)
Coinstar Limited (United Kingdom)
Coinstar Money Transfer (Holdings) Limited (United Kingdom)

Coinstar Money Transfer (Ireland) Limited
Coinstar Money Transfer Austria GmbH (Austria)
Coinstar Money Transfer Limited (Hong Kong)
Coinstar Money Transfer Limited (United Kingdom)

Coinstar Money Transfer SA (Belgium)

Coinstar Money Transfer SAS (France)
Coinstar Money Transfer Spain S.A. (Spain)
Coinstar UK Holdings Limited (United Kingdom)

Entertainment Vending Management, LLC (Delaware)

Folz Vending, Inc. (Delaware)

Sesame Holdings, Inc. (Delaware)
Southwest Entertainment Vending Inc. (Washington)
Sugarloaf Amusement Vending, S. de R.L. de C.V. (Mexico)